                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement


[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AXCESS INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

     (2)    Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):
-------------------------------------------------------------------------------

     (4)    Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

     (5)    Total fee paid:
-------------------------------------------------------------------------------

     [ ]    Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:
-------------------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

     (3)    Filing Party:
-------------------------------------------------------------------------------

     (4)    Date Filed:
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
                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1999

                                --------------

        You are hereby notified that the annual meeting of the stockholders of AXCESS Inc., will be held at the company's corporate headquarters, 3208 Commander Drive, Dallas, Texas, on June 9, 1999 at 9:00 a.m. central daylight time for the following purposes:

                  1. To consider and vote on a proposal to elect Richard C.E. Morgan, Harry S. Budow, Richard M. Clarke, Paul J. Coleman, Jr., C. Seth Cunningham and Gregory W. Haskell as directors of the company;

                  2. To ratify the selection of KPMG LLP as the independent auditor of the company for the year ending December 31, 1999;

                  3. To consider and vote on a proposal to amend the company's Certificate of Incorporation to: (a) increase the number of authorized shares of the company's voting common stock from 6,250,000 to 12,000,000; and (b) eliminate a potential ambiguity in the Certificate of Incorporation which suggests that the directors of the company are not authorized to issue any new class of stock, including preferred stock, as authorized in the company's Certificate of Incorporation (the "Authorized Shares Proposal");


                  4. To consider and vote on a proposal to issue more than twenty percent of the company's outstanding voting common stock at a per share price potentially less than the greater of the per share book or market value of the voting common stock on the date of issuance to holders of: (a) Series I Preferred Stock upon the conversion of the Series I Preferred Stock and (b) Series J Preferred Stock upon the conversion of the non-voting common stock (the "Preferred Stock Proposal"); and


                  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only the stockholders of record at the close of business on April 19, 1999, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not be closed.

         The company desires your presence at the meeting. However, so that the company may be certain that your shares are represented and voted in accordance with your wishes, please mark, date, sign and return the enclosed proxy in the enclosed return envelope (requiring no postage if mailed in the United States) as promptly as possible to assure representation of your shares and a quorum at the meeting. If you attend the meeting, you may revoke your proxy and vote in person.

                                           By Order of the Board of Directors,


                                           /s/ Danny G. Hair


                                           Danny G. Hair, Secretary
Dallas, Texas

May 7, 1999

                                --------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1999

                                --------------

                                  SOLICITATION


         This Proxy Statement and accompanying form of proxy are being mailed to stockholders commencing on or about May 7, 1999, in connection with the solicitation by the board of directors of AXCESS Inc. of proxies from the holders of the following securities of the company:


         (a) Voting common stock, $0.01 par value per share ("Voting Common Stock");

         (b) Non-Voting common stock, $0.01 par value per share ("Non-Voting Common Stock");

         (c) Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock");

         (d) Series B Convertible Preferred Stock,$0.01 par value per share ("Series B Preferred Stock");

         (e) Series C Convertible Preferred Stock,$0.01 par value per share ("Series C Preferred Stock); and

         (f) Series I Convertible Preferred Stock, $0.01 par value per share ("Series I Preferred Stock").

         Such proxies are to be used at the annual meeting of stockholders of the company to be held at the company's corporate offices, 3208 Commander Drive, Dallas, Texas on June 9, 1999 at 9:00 a.m. central daylight time, as set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment thereof, for the purposes set forth in the notice. Management is not currently aware of any matters other than those referenced in this Proxy Statement that will be presented for action at the annual meeting.

                          RECORD DATE AND VOTING STOCK

         The company's Form 10-KSB for the year ended December 31, 1998, is hereby incorporated by reference in this Proxy Statement. The Annual Report to Stockholders, including the Form 10-KSB for the year ended December 31, 1998, are being mailed to each stockholder entitled to vote at the annual meeting with the mailing of this Proxy Statement. Holders of record of the company's Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series I Preferred Stock at the close of business on Monday, April 19, 1999 (the "Record Date") will be entitled to vote on each matter presented at the annual meeting or any adjournments thereof. Holders of record of the company's Non-Voting Common Stock at the close of business on the Record Date will be entitled to vote at the annual meeting with the Voting Common Stock, voting together as a single class, with respect to the Authorized Shares Proposal.

         As of the Record Date, the company's outstanding voting securities consisted of 3,179,368 shares of Voting Common Stock, 57,692 shares of Series A Preferred Stock, 52,817 shares of Series B Preferred Stock, 35,427 shares of Series C Preferred Stock and 623 shares of Series I Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are sometimes referred to collectively as the "Single Vote Preferred Stock," and the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series I Preferred Stock are sometimes referred to collectively as the "Voting Preferred Stock." Under the company's Certificate of Incorporation, as amended, each share of Voting Common Stock and each share of Single Vote Preferred Stock is entitled to one vote on each of the proposals specified in the notice of annual meeting, and each share of Series I Preferred Stock is entitled to 2,500 votes on each of the proposals specified in the notice of meeting, representing one vote for each share of Voting Common Stock into which a single share of Series I Preferred Stock is convertible on the Record Date in accordance with the terms thereof.

         The company has also authorized a series of Non-Voting Common Stock and a series of non-voting convertible preferred stock (the "Series J Preferred Stock"). Each share of Non-Voting Common Stock is entitled to one vote on the Authorized Shares Proposal. As of the Record Date, there were 112,492 shares of Non-Voting Common Stock and 1,688 shares of Series J Preferred Stock outstanding.

         The affirmative votes of the majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt each of the proposals, except for the Authorized Shares Proposal. The affirmative votes of the majority of the outstanding voting power of the Voting Common Stock and Non-Voting Common Stock, voting together as a single class, and the Voting Common Stock and Voting Preferred Stock, voting together as a single class, are required to adopt the Authorized Shares Proposal. Holders of the company's Series J Preferred Stock are not entitled to vote on any of the matters brought before the annual meeting or any adjournment thereof.

         The holders of a majority of the Voting Common Stock and the Voting Preferred Stock, voting collectively as a single class and whether or not present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present or represented by proxy at the annual meeting, the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the annual meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be presented or represented by proxy, any business may be transacted which might have been transacted at the annual meeting as originally called. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the annual meeting.

         In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in the Proxy Statement. Votes are counted and the count is certified by an inspector of elections.

         For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals other than the election of directors. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

         All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares of stock represented thereby will be voted (a) FOR the election as directors of the nominees listed herein, (b) FOR the ratification of KPMG LLP as the independent auditor of the company for the period ending December 31, 1999, (c) FOR approval of the Authorized Shares Proposal, (d) FOR the Preferred Stock Proposal; and (e) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Secretary of the company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the annual meeting and voting in person.

         The cost of soliciting proxies in the accompanying form will be borne by the company. In addition to solicitations by mail, regular employees of the company may solicit proxies in person or by telephone. The company will also reimburse brokers or other persons holding shares of stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of (a) Voting Common Stock, (b) Non-Voting Common Stock, (c) Series A Preferred Stock, (d) Series B Preferred Stock, (e) Series C Preferred Stock, (f) Series I Preferred Stock and (g) Series J Preferred Stock beneficially owned as of April 1, 1999, by (i) each director and director nominee who beneficially owns Voting Common Stock and the executive officers of the company, (ii) all of the company's directors and executive officers as a group and (iii) each person known by the company to be the beneficial owner of more than 5% of the company's Voting Common Stock as of April 1, 1999. The business address of each director and executive officer is c/o AXCESS Inc., 3208 Commander Drive, Dallas, Texas 75006.

         The number of shares of the company's common stock and preferred stock beneficially owned by each individual set forth below under the heading "Percentage of Class" is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or warrant. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the company's common stock and preferred stock set forth in the table below:

NAME OF BENEFICIAL OWNER
DIRECTORS AND NOMINEES FOR DIRECTORS                                                                                  PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                       NUMBER OF SHARES       PERCENTAGE          COMPANY
OFFICERS):                                          TITLE OF CLASS           BENEFICIALLY OWNED       OF CLASS         VOTING POWER
                                                    --------------           ------------------       --------         ------------
         Richard C.E. Morgan.............    Voting Common Stock                 953,475(1)               26.8%             11.8%
                                             Series A Preferred Stock             57,692(2)              100.0%              1.2%
                                             Series B Preferred Stock             52,816(3)              100.0%              1.1%
                                             Series C Preferred Stock             25,492(4)               72.0%              0.5%
                                             Series I Preferred Stock                530(5)               85.1%             27.1%
                                             Series J Preferred Stock              1,688(6)              100.0%              n/a


 Aggregate Number of Shares of Company Stock Entitled to
    Vote with Respect to the Matters Presented at the Annual Meeting.........................    2,035,231
 Percentage of Company Voting Power with Respect to the
    Matters Presented at the Annual Meeting..................................................         41.7%

DIRECTORS AND NOMINEES FOR DIRECTORS                                                                                PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                   NUMBER OF SHARES         PERCENTAGE         COMPANY
OFFICERS):                                      TITLE OF CLASS           BENEFICIALLY OWNED         OF CLASS        VOTING POWER
                                                --------------           ------------------        ----------       -------------
         Harry S. Budow.............         Voting Common Stock               91,885(7)                2.8%                *
         Richard M. Clarke..........         Voting Common Stock               36,750(8)                1.1%                *
         Paul J. Coleman, Jr........         Voting Common Stock               23,090(9)                 *                  *
         C. Seth Cunningham.........         Voting Common Stock               25,750(10)                *                  *
         Gregory W. Haskell.........         Voting Common Stock               12,500(11)                *                  *

EXECUTIVE OFFICERS:

         Danny G. Hair..............         Voting Common Stock               45,242(12)               1.4%                *
         Glen E. Alcorn.............         Voting Common Stock               10,990(13)                *                  *
         Jeff Jarvis................         Voting Common Stock               18,750(14)                *                  *
         Ken Larkin.................         Voting Common Stock                6,836(15)                *                  *
         Janice Schroer.............         Voting Common Stock                4,672(16)                *                  *

         All Directors and Executive
         Officers as a group
         (11 individuals)...........         Voting Common Stock            1,227,794(17)              27.9%              12.3%
                                             Series A Preferred Stock          57,692(2)              100.0%               1.2%
                                             Series B Preferred Stock          52,816(3)              100.0%               1.1%
                                             Series C Preferred Stock          25,492(4)               72.0%                *
                                             Series I Preferred Stock             530(5)               85.1%              27.1%
                                             Series J Preferred Stock           1,688(6)              100.0%               n/a

OTHER:

         Amphion Group                       Voting Common Stock              862,312(18)              24.3%              10.0%
         590 Madison Avenue                  Series A Preferred Stock          57,692                 100.0%               1.2%
         New York, NY 10021 (25)....         Series B Preferred Stock          52,816                 100.0%               1.1%
                                             Series C Preferred Stock          25,492(19)              72.0%                *
                                             Series I Preferred Stock             530                  85.1%              27.1%
                                             Series J Preferred Stock           1,688                 100.0%               n/a

     Aggregate Number of Shares of Company Stock Entitled to
        Vote with Respect to the Matters Presented at the Annual Meeting...................   1,947,068
     Percentage of Company Voting Power with Respect to the
        Matters Presented at the Annual Meeting............................................        39.9%

DIRECTORS AND NOMINEES FOR DIRECTORS                                                                                  PERCENTAGE OF
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                                        NUMBER OF SHARES        PERCENTAGE        COMPANY
OFFICERS):                                          TITLE OF CLASS            BENEFICIALLY OWNED        OF CLASS       VOTING POWER
                                                    --------------            ------------------       ----------     -------------
         J.P. Morgan Investment Corporation       Voting Common Stock               289,422(20)             9.0%             5.5%
         60 Wall Street                           Series I Preferred Stock               50                 8.0%             2.6%
         New York, NY 10060.........              Non-Voting Common Stock           112,492               100.0%             n/a

     Aggregate Number of Shares of Company Stock Entitled to
        Vote with Respect to the Matters Presented at the Annual Meeting..................    392,170
     Percentage of Company Voting Power with Respect to the
        Matters Presented at the Annual Meeting...........................................        8.0%

-----------------------------------------------------------------

*       Denotes percentage ownership of less than 1%.


(1) Includes 3,000 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options, 486,068 shares held by entities within the Amphion Group (defined in Note 21 below) and 376,244 shares that entities within the Amphion Group have the right to acquire within 60 days pursuant to options and warrants. Also includes 1,500 shares held by Mr. Morgan's daughter, for which he disclaims beneficial ownership. Mr. Morgan is a Managing Member of Amphion Partners L.L.C. ("Amphion Partners"), the sole general partner of Amphion Ventures, L.P. ("Amphion Ventures"). Mr. Morgan disclaims beneficial ownership as to all such shares beneficially owned by entities within the Amphion Group. See Note 21.

(2)     All 57,692 shares are held by Amphion Ventures. See Note 1 and Note 21.

(3)     All 52,816 shares are held by Amphion Ventures. See Note 1 and Note 21.

(4) All 25,492 shares are held by Amphion Ventures. Does not include 9,935 shares held by Jackson Hole Investments Acquisitions, L.P., ("Jackson Hole"). Jackson Hole is not affiliated with Amphion Ventures.
        See Note 1 and Note 21.

(5) Includes 476 shares held by Amphion Ventures and 54 shares held by Antiope Partners L.L.C. ("Antiope Partners"). See Note 1 and Note 21.

(6)     All 1,688 shares are held by Amphion Ventures.  See Note 1 and Note 21.

(7) Includes 87,500 shares that Mr. Budow has the right to acquire within 60 days pursuant to options.

(8) Includes 23,500 shares that Mr. Clarke has the right to acquire within 60 days pursuant to options.

(9) Includes 23,000 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.

(10) Includes 23,000 shares that Mr. Cunningham has the right to acquire within 60 days pursuant to options.

(11) All 12,500 shares represent shares Mr. Haskell has the right to acquire within 60 days pursuant to options.

(12) Includes 37,500 shares Mr. Hair has the right to acquire within 60 days pursuant to options.

(13) Includes 9,766 shares Mr. Alcorn has the right to acquire within 60 days pursuant to options.

(14) All 18,750 shares represent shares Mr. Jarvis has the right to acquire within 60 days pursuant to options.

(15) All 6,836 shares represent shares Mr. Larkin has the right to acquire within 60 days pursuant to options.

(16) Includes 3,750 shares Ms. Schroer has the right to acquire within 60 days pursuant to options.

(17) Includes the 249,102 shares that officers and directors have the right to acquire within 60 days pursuant to options, as described in Notes 1, and 7-16; the 376,244 shares that Amphion Ventures and Antiope Partners have the right to acquire pursuant to options and warrants; and the 486,068 shares held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). Does not include shares of Voting Preferred Stock held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). See Notes 5 and 21.

(18) Includes 335,744 and 40,500 shares that Amphion Ventures and Antiope Partners, respectively, have the right to acquire within 60 days pursuant to options and warrants. See Note 21.

(19)    Does not include 9,935 shares held by Jackson Hole. See Note 21.

(20) Includes 22,252 shares that J. P. Morgan Investment Corporation ("JPMIC") has the right to acquire within 60 days pursuant to warrants. As a result of an agreement between JPMIC and Antiope Ventures L.P. ("Antiope Ventures"), Antiope Ventures agreed to vote at JPMIC's request for any one person designated by JPMIC to be a director of the company. To the extent that agreement is binding on any entity in the Amphion Group, JPMIC could be deemed to have shared voting power with respect to all the shares of voting stock held by entities within the Amphion Group. If the shares held by entities within the Amphion Group were deemed to be beneficially owned by JPMIC, JPMIC would beneficially own in the aggregate voting securities representing approximately 47.9% of the voting power of the company. JPMIC disclaims beneficial ownership of the voting stock held by entities within the Amphion Group.

(21) Includes shares beneficially owned by: (a) Amphion Ventures; (b) Amphion Partners; (c) Antiope Partners; and (d) Amphion Investments L.L.C. ("Amphion Investments"). Amphion Ventures, Amphion Partners, Antiope Partners and Amphion Investments disclaim that they hold any securities of the company as a group, within the meaning of any applicable securities law or regulation. Amphion Partners is the sole general partner of Amphion Ventures, and Antiope Partners is the sole general partner of Antiope Ventures. Amphion Ventures, Amphion Partners, Antiope Ventures, Antiope Partners and Amphion Investments are collectively referred to herein as the "Amphion Group."

        Richard C. E. Morgan, a director and the Chairman and Chief Executive Officer of the company, is a managing partner and member of Amphion Partners, Antiope Partners and Amphion Investments.

        Jackson Hole Management Co. ("JHMC") provides management services to Amphion Partners, Antiope Partners and the general partner of Jackson Hole. Richard Morgan is an employee of JHMC. Mr. Morgan disclaims beneficial ownership of the securities of the company owned beneficially by Amphion Partners, Amphion Ventures, Antiope Partners and Antiope Ventures, and disclaims beneficial ownership of the securities of the company owned beneficially by Jackson Hole.

        The holdings of the Amphion Group in the company as of April 1, 1999, are as follows:

                                           SERIES A     SERIES B    SERIES C   SERIES I    SERIES J    COMMON       COMMON
                               COMMON      PREFERRED    PREFERRED   PREFERRED  PREFERRED   PREFERRED    STOCK        STOCK
                                STOCK        STOCK       STOCK       STOCK      STOCK        STOCK     WARRANTS     OPTIONS
                               ------      ---------    ---------   ---------  ---------   ---------   --------     -------
Antiope Partners..........     86,534           --          --         --         54           123       40,500         --
Amphion Ventures..........    361,409       57,692      52,816     25,492        476         1,565      331,901       3,843
Amphion Partners..........     28,125           --          --         --         --            --           --          --
Amphion Investments.......     10,000           --          --         --         --            --           --          --
Total.....................    486,068       57,692      52,816     25,492        530         1,688      372,401       3,843

                           MANAGEMENT OF THE COMPANY

     The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of April 1, 1999, the names of the directors and the executive officers of the company, their respective ages and their respective positions with the company.

NAME                                     AGE                               POSITION
----                                     ---                               --------

Richard C.E. Morgan....................   54              Chairman of the Board of Directors
Harry S. Budow.........................   37              Director, President and Chief Executive Officer
Danny G. Hair..........................   49              Executive Vice President, Secretary and Chief Financial
                                                          Officer
Glen E. Alcorn.........................   55              Vice President, Product Marketing
Jeff Jarvis............................   54              Vice President, Sales and Business Development
Ken Larkin.............................   42              Vice President, Technology
Janice Schroer.........................   52              Vice President, Market Communications
C. Seth Cunningham.....................   43              Director
Richard M. Clarke......................   67              Director
Paul J. Coleman, Jr....................   67              Director
Gregory W. Haskell.....................   42              Director


-------------------------------------------------------------------------------

     RICHARD C.E. MORGAN is Chairman of the Board of the company. He is a member of the executive, compensation and stock option committees. Since 1986 Mr. Morgan has been a managing member of Antiope Partners and Amphion Partners. Mr. Morgan became a director and Chairman of the Board of the company in 1985.

     HARRY S. BUDOW is a director, President and Chief Executive Officer of the company. He is a member of the executive committee. Before joining the company, Mr. Budow was Vice President of Bell Packaging Corporation from January 1996 to February 1997 and Senior Vice President with SpectraVision, Inc. from March 1990 to December 1995.

     DANNY G. HAIR is Executive Vice President, Secretary and Chief Financial Officer of the company. Mr. Hair was chief financial officer of PC Service Source, Inc. from January 1997 to January 1998, Bell Packaging Corporation from January 1995 to November 1996, and SpectraVision, Inc., from April 1991 to October 1994. From November 1996 to January 1997 and from October 1994 to January 1995, Mr. Hair performed certain independent consulting services.

     GLEN E. ALCORN is Vice President, Product Marketing of the company. Prior to joining the company in November 1997, Mr. Alcorn was a vice president of TSC Communications Corp. from January 1997 to October 1997. From January 1996 to December 1996, Mr. Alcorn was manager, new business development of Bell Packaging Corporation and from 1987 to December 1995, vice president, product marketing and business development of SpectraVision, Inc.

     JEFF JARVIS is Vice President, Sales and Business Development of the company. Prior to joining the company in January 1998, Mr. Jarvis was president of eNcircle Systems Corp. from 1996 to 1998 and director, global logistics of Electronic Data Systems Corporation from 1994 to 1996.

     KEN LARKIN is Vice President, Technology of the company. Prior to joining the company in October 1997, Mr. Larkin was engineering manager of Estech Systems from October 1996 to October 1997, and manager, software development of SpectraVision, Inc. from October 1992 to October 1996.

     JANICE SCHROER is Vice President, Market Communications of the company. Prior to joining the company in January 1998, Ms. Schroer was manager, communications of Sprint Business from January 1996 to December 1997, and director, communications of SpectraVision, Inc. from February 1993 to December 1995.

     C. SETH CUNNINGHAM is a director of the company. He is a member of the audit committee. From 1979 to mid-1996, Mr. Cunningham was employed by J.P. Morgan and served as a managing director since 1991. From 1985 to mid-1996, Mr. Cunningham worked with and was a founding member of J.P. Morgan Capital Corporation, which makes worldwide private equity investments for J.P. Morgan's own account. Since mid-1996, Mr. Cunningham has been a private equity investor. Mr. Cunningham became a director of the company in 1994.

     RICHARD M. CLARKE is a director of the company. He is a member of the audit committee. Since 1992, Mr. Clarke has been the chairman of Yankelovich Partners, Inc., a market research firm. From 1990 to 1993 Mr. Clarke was the chairman and chief executive officer of Akzo America Inc., a diversified international chemical and health care corporation. Mr. Clarke is the chairman of NESC and the vice chairman of Farleigh Dickinson University. Mr. Clarke became a director of the company in 1988.

     PAUL J. COLEMAN, JR. is a director of the company. He is a member of the audit, compensation and stock option committees. He is president, chief executive officer, and a trustee of the Universities Space Research Association, a non-profit space research, technology and education company, and a professor of space physics at the University of California at Los Angeles ("UCLA"). He also serves as a director of Quantrad Sensors, Inc., One Room Systems, Inc. and Southeast Interactive Technology, LLC. From 1993 through 1996, Dr. Coleman was the director of the National Institute for Global Environmental Change of the U.S. Department of Energy, and from 1989 through 1993, he was the director of the Institute of Geophysics and Planetary Physics at UCLA. Mr. Coleman became a director of the company in 1982.

     GREGORY W. HASKELL is a director of the company. He is a member of the compensation committee. Mr. Haskell has been the President and Chief Operating Officer of XL Vision, Inc. since 1995. From 1993 to 1995, Mr. Haskell served in various executive management positions at XL Vision, Inc.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board has a standing Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise substantially all of the powers of the Board in the management and business affairs of the company, except it does not have the authority to declare dividends, authorize the issuance of shares of the company's common stock, modify the company's Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the company's assets or the dissolution of the company. Regularly scheduled meetings of the Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Morgan and Budow. The committee did not meet separately from the Board during 1998.

     AUDIT COMMITTEE. The Audit Committee is responsible for reviewing the company's accounting and financial practices and policies and the scope and results of the company's audit. The Audit Committee is also responsible for recommending the selection of the company's independent public accountants. This committee is presently comprised of Messrs. Clarke, Coleman and Cunningham. The committee met separately from the Board on one occasion during 1998.

     COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Morgan, Coleman and Haskell. The committee did not meet separately from the Board during 1998.

     STOCK OPTION COMMITTEE. The Stock Option committee administers the company's existing stock option plan. This committee is presently comprised of Messrs. Coleman and Morgan. The committee met separately from the Board on one occasion during 1998.

COMPENSATION OF THE COMPANY'S DIRECTORS

     The current policy of the company is to pay each director who is not employed by the company and who does not beneficially own more than 5% of the shares of common stock outstanding the compensation set forth in the Director Compensation Plan. Under the Director Compensation Plan, each eligible director receives an annual grant of 5,000 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock at the time the option is granted (the "Annual Grant"). The Annual Grant customarily takes place shortly after each annual meeting of the company's stockholders. All new board members receive 7,500 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock on the date the board member is approved by the directors. All new board members will also be eligible to receive the Annual Grant. The company has temporarily suspended paying any cash to eligible directors for preparing and attending meetings of directors and committees until the company reports quarterly net earnings. Once the company has reported net earnings for a fiscal quarter, the company will reconsider paying additional cash consideration to eligible directors. While directors do not receive additional compensation for attending meetings, the company pays ordinary and necessary out-of-pocket expenses for directors to attend Board and committee meetings. Directors who are officers or employees of the company receive no fees for service on the Board or committees thereof. Each director attended 100% of (a) the total number of meetings of the Board held during the period in which he was a director and (b) the total number of meetings held by all committees on which he served.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

     The Compensation Committee met informally several times during the year and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the company with fair compensation based on their responsibilities, and on the performance of the company as a whole.

     The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.


      The Compensation Committee sets target earnings levels for the company and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the company's earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable. The Compensation Committee excludes Mr. Morgan, the Chairman of the Board from participating in the executive bonus plan because it believes such a bonus is unnecessary after taking into account his ownership of the company's common stock. See "Ownership of Voting Common Stock by Certain Beneficial Owners and Management."


     The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates that report by reference.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the company's Chief Executive Officer and its four other most highly compensated executive officers (whose compensation exceeded $100,000 in 1998) and one additional individual for whom disclosure would have been provided had the individual been serving as an executive officer as of December 31, 1998, collectively, the "Named Officers," for services rendered in all capacities to the company during the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long-Term
                                                                Annual Compensation     Compensation
                                                                -------------------     ------------
                                                                                         Securities
                                                                                         Underlying
                                                                                          Options/        All Other
                                                                Salary       Bonus          SARs        Compensation
                    Name and Principal Positions      Year        ($)         ($)           (#)              ($)
                    ----------------------------      ----      ------       -----       ----------     ------------

                 Richard C.E. Morgan..............     1998            --           --            --            --
                   Chairman of the Board (A)           1997        60,000           --            --        40,000
                                                       1996       100,000           --        50,000            --

                 Harry S. Budow...................     1998       206,000       36,000       200,000            --
                   President and Chief Executive       1997        87,500       22,498            --            --
                   Officer (A)                         1996            --           --            --            --

                 Danny G. Hair....................     1998       158,000(B)    73,000(B)    150,000            --
                   Executive Vice President, Chief     1997            --           --            --            --
                   Financial Officer and Secretary     1996            --           --            --            --

                 Jeff Jarvis......................     1998       114,000(B)    20,000(B)     75,000            --
                   Vice President, Sales and           1997            --           --            --            --
                    Business Development               1996            --           --            --            --

                 Glen E. Alcorn...................     1998       106,000       15,000        25,000            --
                   Vice President, Product             1997        17,904(B)        --            --            --
                    Marketing                          1996            --           --            --            --

                 Eugene A. Bourque................     1998       151,000           --            --            --
                   President and Chief Executive       1997       140,000        5,625            --            --
                   Officer - LMC (C)                   1996       138,358           --        80,000(D)         --

                 Jean-Pierre Arnaudo..............     1998       260,000           --        55,000            --
                   former Chief Executive Officer      1997       180,000       40,000            --        37,956(E)
                    -  Sandia (C)                      1996       180,000       50,000            --        49,700(E)


--------------------

(A) Mr. Morgan served as the company's interim Chief Executive Officer from January 1, 1998 to April 30, 1998, for which he did not receive any compensation. Harry S. Budow became the company's Chief Executive Officer on April 30, 1998. Mr. Morgan still serves as the company's Chairman of the Board. During 1997, Mr. Morgan received an annual salary of $100,000 while serving as the company's Chief Executive Officer, $60,000 of which was payable in cash and $40,000 of which was payable in Voting Common Stock.

(B) The 1998 compensation of Messrs. Hair and Jarvis represents less than a full year, and the 1997 compensation for Mr. Alcorn represents less than a full year. The 1998 bonus received by Messrs. Hair and Jarvis includes a one-time hiring bonus.


(C) Mr. Arnaudo resigned from the company in December 1998. Upon the consummation of the sale of the company's wholly-owned subsidiary, Lasertechnics Marking Corporation which was announced in March 1999, Mr. Bourque will become an employee of the buyer of that business.


(D)  Securities underlying options were for LMC common stock.

(E) Represents the payment of transitional living expenses incurred from January 1996 to December 1997 and the payment of moving expenses incurred due to Mr. Arnaudo's relocation from Paris, France to Dallas, Texas.

OPTION GRANTS IN 1998 TO THE COMPANY'S EXECUTIVE OFFICERS

     The following table provides information regarding the stock options granted by the company to Named Officers in 1998.


                                                                     1998 OPTION GRANTS

                                                                      Individual Grants
                                     ---------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                 Annual Rates of
                                        Number of     Percent of                                    Stock Price
                                       Securities        Total      Exercise                  Appreciation for Option
                                       underlying       Options     of Base                           Term (A)
                  Name                 Option/SARs    Granted to     Price      Expiration    -----------------------
                  ----                 Granted (#)     Employees     ($/Sh)        Date        5% ($)         10% ($)
                                       -----------    ----------    --------    ----------    -------         -------
     Harry S. Budow                     200,000(B)       28.0%       $3.00       7/21/08      214,447         696,872
     Danny G. Hair                      150,000(C)       21.0%       $3.00       7/21/08      160,835         522,654
     Jeff Jarvis                         75,000(C)       10.5%       $3.00       7/21/08       80,418         261,327
     Glen E. Alcorn                      25,000(B)        3.5%       $3.00       7/21/08       26,806          87,109
     Jean-Pierre Arnaudo(D)              55,000           7.7%       $3.00         (D)         58,973         191,640


-----------------------

(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the company's common stock. The amounts reflect potential future value based upon growth at these prescribed rates. The company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of the company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) One-fourth (1/4) of these options are currently exercisable and an additional one-fourth becomes exercisable on each of April 30, 1999, 2000 and 2001.

(C) One-fourth (1/4) of these options become exercisable on April 30, 1999, 2000, 2001 and 2002.


(D) Mr. Arnaudo resigned as the Vice Chairman of the Board in December 1998 and his stock options will expire if unexercised in October 1999.

AGGREGATE OPTION EXERCISES IN 1998 BY THE COMPANY'S EXECUTIVE OFFICERS

     The following table provides information as to options exercised, if any, by each of the Named Officers in 1998 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the company's Voting Common Stock on December 31, 1998 ($1.44 as reported on Nasdaq).

                AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END
                                 OPTION VALUES

                                                                             Value of Unexercised
                                              Number of                          in-the-Money
                                        Securities Underlying                     Options at
                                          Unexercised Options                  December 31, 1998
                                         at December 31, 1998(#)                     (A)($)
                                      -----------------------------        -----------------------------
              Name                    Exercisable     Unexercisable        Exercisable     Unexercisable
              ----                    -----------     -------------        -----------     -------------
Richard C. E. Morgan                      3,000               --               --                --
Harry S. Budow                           87,500          112,500               --                --
Danny G. Hair                            37,500          112,500               --                --
Jeff Jarvis                              18,750           56,250               --                --
Glen E. Alcorn                            9,766           15,234               --                --
Eugene A. Bourque(B)                      7,814               --               --                --
Jean-Pierre Arnaudo(B)                   60,000               --               --                --


-------------------------

(A) Market value of shares covered by in-the-money options on December 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(B) Upon the consummation of the company's sale of LMC, which was announced in March 1999, Mr. Bourque will become an employee of the buyer of LMC. Mr. Arnaudo resigned as the Vice Chairman of the Board in December 1998 and his stock options if unexercised expire in October 1999.


     Certain Relationships and Related Transactions


     During 1998, the company received consulting services from director nominee Richard M. Clarke relating to the manufacturing and production operations of the company's LMC subsidiary, which the company announced in March 1999 will be sold. In 1998, Mr. Clarke was a member of the company's Board and was paid a total of $10,000 per month for the five months of consulting services provided by Mr. Clarke to the company's LMC subsidiary. Mr. Clarke's consulting agreement was terminated prior to the announcement of the sale of LMC.


     In March 1999, the company entered into a definitive agreement to sell its LMC subsidiary to Amphion Ventures and Antiope Partners, both members of the Amphion Group. The company's rights and interests in DataGlyph(TM) and the technology under development with XL Vision, Inc. were also included in the sale. The Amphion Group is the holder of more than ten percent of the company's outstanding Voting Common Stock and the company's voting power. See "Ownership of Common Stock by Certain Beneficial Owners and Management." Mr. Richard C.E. Morgan, Chairman of the Board of the company, is a managing member of Amphion Partners, the sole general partner of Amphion Ventures, and a managing member of Antiope Partners.

     The company will receive $7.0 million at closing in the form of (a) $2.5 million in cash, (b) a $0.5 million demand note receivable, (c) a $4.0 million note receivable secured by the LMC stock and the technology assets described above and (d) a warrant to purchase equity in the Amphion Group-controlled entity to which the LMC stock and the technology assets will be transferred by the Amphion Group following the closing.

Approximately $2.0 million of the sale proceeds will be used by the company to retire notes payable of the company to the Amphion Group. The company's net book value of LMC and the technology assets sold was approximately $3.0 million. This transaction is expected to close within the next thirty days.


     Equity Commitment by Major Stockholder

     Prior to the purchase of the 213 shares of Series J Preferred Stock by Amphion Ventures during the three month period ended December 31, 1998, which is described below under the heading Equity Purchases by Major Stockholder, Amphion Ventures had previously purchased 205 shares and 792 shares of the company's Series G Convertible Preferred Stock (the "Series G Preferred Stock") and Series H Convertible Preferred Stock (the "Series H Preferred Stock"), respectively, for a total purchase price of $9,970,000. In October 1998, the company obtained a formal commitment from Amphion Ventures to purchase up to an additional $2.3 million of shares of either the company's Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock raising their commitment to a total of $6.3 million, to fund the company's operations (the "1998 Amphion Commitment"). In connection with this commitment, Amphion Ventures received common stock warrants to purchase 264,998 shares of the company's common stock at an exercise price of $2.50 per share.

     Each share of Series I Preferred Stock is convertible in whole or in part at any time at the option of the holder into shares of Voting Common Stock of the company equal to the quotient of (a) the aggregate original Series I Preferred Stock issue price of $10,000 per share (the "Original Series I Issue Price") divided by (b) the conversion price of $4.00 per share, which is subject to being adjusted from time to time. See "Exercise of Preferred Stock Reset Right by Stockholders" below. The Series J Preferred Stock is substantially the same as the Series I Preferred Stock, except the Series J Preferred Stock is convertible in whole or in part at any time at the option of the holder into shares of the company's Non-Voting Common Stock of the company based on the same formula. The original Series J Preferred Stock issue price is also $10,000 per share (the "Original Series J Issue Price"). See "Description of Capital Stock."

     The Series I Preferred Stock and the Series J Preferred Stock are both subject to the optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the Original Series I Issue Price or the Original Series J Issue Price, as the case may be, plus any accrued, but unpaid dividends thereon. The company's optional right of redemption is subject to each Series I Preferred Stock or Series J Preferred Stock holder's right, as the case may be, to convert such Series I Preferred Stock or Series J Preferred Stock, as the case may be, into common stock within ten (10) business days after the company's notice of redemption.

     The Series I Preferred Stock and the Series J Preferred Stock are also subject to the mandatory conversion by the company into shares of the company's Voting or Non-Voting Common Stock, as the case may be, if the closing bid price of the company's Voting Common Stock on the Nasdaq SmallCap Market is at least $10.00 per share for a period of at least ninety (90) consecutive trading days. Although the company's Non-Voting Common Stock may be converted to Voting Common Stock at any time by a holder thereof, Amphion Ventures has agreed not to convert any shares of Non-Voting Common Stock to Voting Common Stock without the prior consent of the company.

     Exercise of Preferred Stock Reset Right by Stockholders

     In connection with the issuance of the company's Series G Preferred Stock and the Series H Preferred Stock during 1997 and 1998, the company agreed with the initial holders of the Series G Preferred Stock and the Series H Preferred Stock, that if, at any time prior to December 31, 1999, the company were to complete an equity financing raising at least $3,000,000 in new equity, such initial holders would have the non-assignable right (the "Reset Right"), but not the obligation to exchange all or a portion of their shares of

Series G Preferred Stock or Series H Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to the participants in the new equity financing. No such change, however, would result in an increase in the conversion price above $10.00 per share.

     The 1998 Amphion Commitment described above triggered the reset right held by the holders of the Series G Preferred Stock and the Series H Preferred Stock. As a result, all of the holders of the Series G Preferred Stock and the Series H Preferred Stock elected to exercise their rights to exchange all shares of Series G Preferred Stock held by such holders for shares of Series I Preferred Stock, as well as all shares of Series H Preferred Stock held by such holders for shares of Series J Preferred Stock.

     In connection with its exercise of the Reset Right, Amphion Ventures exchanged all 405 shares of Series G Preferred Stock held by it for 405 shares of Series I Preferred Stock and all 792 shares of Series H Preferred Stock held by it for 792 shares of Series J Preferred Stock. Also, Antiope Partners converted all 50 shares of Series G Preferred Stock held by it for 50 shares of Series I Preferred Stock and the other holder converted all 40 shares of Series G Preferred Stock held by it for 40 shares of Series I Preferred Stock. The Series I Preferred Stock and Series J Preferred Stock also contain a similar reset provision such that if at any time prior to December 31, 1999, the company were to complete an equity financing with third parties raising at least $1,000,000 in new equity, the initial holders would have the non-assignable right (the "Series I and J Reset Right"), but not the obligation to exchange all or a portion of their shares of Series I Preferred Stock or Series J Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to the participants in the new equity financing. Further, if the company fails to complete such an equity financing prior to December 31, 1999, the conversion price of the Series I Preferred Stock and Series J Preferred Stock will automatically be reset to not less than the greater of $1.00 or one-half of the average closing bid price of the company's common stock on the Nasdaq SmallCap Market during the last twenty
(20) consecutive trading days of 1999. See "Description of Capital Stock." If the Series I and J Reset Right is triggered, Amphion Ventures has agreed to convert or exchange a sufficient number of shares of Series I Preferred Stock to Series J Preferred Stock or such other series of preferred stock such that Amphion Ventures and its affiliates will not be deemed the beneficial owner of more than fifty percent (50%) of the company's Voting Common Stock.

     Equity Purchases by Major Stockholder


     Under the terms of the Amphion Commitment, 213 shares of Series J Preferred Stock were issued to Amphion Ventures during the three month period ended December 31, 1998, for an aggregate purchase price of $2,130,000. $1,110,000 of the purchase price was payable primarily by the delivery of unconditional promissory notes payable to the company by Amphion Ventures, the balance of which was paid in full by December 31, 1998. In addition, the company issued 98 shares of Series J Preferred Stock to Amphion Ventures on December 31, 1998, for a total purchase price of $980,000 and 5 shares of Series J Preferred Stock to Antiope Partners for a total purchase price of $50,000. The purchase price for both of these issuances was payable in cash by each of Amphion Partners and Antiope Partners.


     Payment of Dividends on Preferred Stock

     The holders of the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock are entitled to receive dividends on each such share held by a holder at the annual rate of 8% of the original issue price of each such share ($10,000) payable in arrears, when, as and if declared by the company's board of directors, in cash or additional shares of preferred stock. On December 31, 1998, the company issued:
(a) 71 shares of Series I Preferred Stock to Amphion Ventures as payment in full for the $710,000 of accrued, but unpaid dividends on the Series I Preferred Stock as of such date (which included all accrued, but unpaid dividends on the Series G Preferred Stock as of the October 31, 1998, exchange date); (b) 4 shares of Series I Preferred Stock to Antiope Partners as payment in full for the

$40,000 of accrued, but unpaid dividends on the Series I Preferred Stock as of such date (which included all accrued, but unpaid dividends on the Series G Preferred Stock as of the October 31, 1998, exchange date); and (c) 30 shares of Series J Preferred Stock to Amphion Ventures as payment in full for the $300,000 of accrued, but unpaid dividends on the Series J Preferred Stock as of such date (which included all accrued, but unpaid dividends on the Series H Preferred Stock as of the October 31, 1998, exchange date).

     Conversion of Notes Payable by Stockholders

     Under the terms of a Note Purchase Agreement dated December 29, 1997 (the "Note Purchase Agreement"), the company borrowed a total of $3,020,233 from Amphion Ventures ($400,000), Antiope Partners ($1,820,233) and J.P. Morgan Investment Corporation ($800,000). In December 1998, Amphion Ventures, Antiope Partners and J.P. Morgan Investment Corporation each elected to convert one-half of the outstanding indebtedness of the company to each of them under the Note Purchase Agreement, including all accrued, but unpaid interest thereon through December 31, 1998, into shares of the company's Series I Preferred Stock or Series J Preferred Stock. In addition, Amphion Ventures elected to convert $100,000 of the accrued, but unpaid interest under the terms of its $1.47 million note payable from the company (the "Amphion Note Payable"), the proceeds of which were used by the company to settle its dispute with Xerox Corporation in December 1998, into shares of Series I Preferred Stock or Series J Preferred Stock.

     As a result of the debt conversions described above, the company issued:
(a) 35 shares of Series J Preferred Stock to Amphion Partners for its conversion of indebtedness of the company in the aggregate amount of $350,000 ($200,000 under the terms of the Note Purchase Agreement plus $50,000 of accrued, but unpaid interest thereon, and $100,000 of accrued, but unpaid interest on the Amphion Note Payable); (b) 118 shares of Series J Preferred Stock to Antiope Partners for its conversion of indebtedness of the company in the aggregate amount of $1,180,000 ($910,000 under the terms of the Note Purchase Agreement plus $270,000 of accrued, but unpaid interest thereon); and
(c) 50 shares of Series I Preferred Stock to J.P. Morgan Investment Corporation for its conversion of indebtedness of the company in the aggregate amount of $500,000 ($400,000 under the terms of the Note Purchase Agreement plus $100,000 of accrued, but unpaid interest thereon).

     Also in December 1998, Amphion Ventures, Antiope Partners and J.P. Morgan Investment Corporation agreed with the company to extend the maturity date of the balance remaining under the senior notes issued under the Note Purchase Agreement for a period of one year. The balance of the indebtedness under the senior notes issued under the Note Purchase Agreement is now due in full by the company on December 31, 1999.

     Acquisition of RFID Technology


     In September 1998, as a part of the total consideration paid to ASGI, Inc. and Nauta, Inc. by the company in connection with its acquisition of the RFID technology from those entities, the company issued an aggregate of 400,000 shares of its restricted Voting Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES


     The authorized capital stock of the company consists of (a) 6,250,000 shares of Voting Common Stock, (b) 2,250,000 shares of Non-Voting Common Stock, and (c) 7,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in series. To date, five series of Preferred Stock have been authorized, all of which are currently outstanding: (i) a series of 75,000 shares of Preferred Stock designated the Series A Convertible Preferred Stock; (ii) a series of 75,000 shares of Preferred Stock designated the Series B Convertible Preferred Stock; (iii) a series of 75,000 shares of Preferred Stock designated the Series C Convertible Preferred Stock; (iv) a series of 2,500 shares of Preferred Stock designated the Series I Convertible Preferred Stock; and (v) a series of 2,500 shares of Preferred Stock designated the Series J Convertible Preferred Stock. See "Description of Capital Stock--Preferred Stock," below.


     As of April 1, 1999, a total of 3,179,368 shares of Voting Common Stock and 112,492 shares of Non-Voting Common Stock were issued and outstanding. As of April 1, 1999, a total of 148,254 shares of Preferred Stock were issued and outstanding as follows: (i) 57,692 shares of Series A Preferred Stock; (ii) 52,817 shares of Series B Preferred Stock; (iii) 35,427 shares of Series C Preferred Stock; (iv) 623 shares of Series I Preferred Stock and (v) 1,688 shares of Series J Preferred Stock. All outstanding shares of the company's Voting Common Stock, Non-Voting Common Stock and Preferred Stock are fully paid and nonassessable. None of the shares of Voting Common Stock, Non-Voting Common Stock or Preferred Stock has preemptive rights.

VOTING COMMON STOCK AND NON-VOTING COMMON STOCK

     Each share of Voting Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. Holders of Non-Voting Common Stock do not have voting rights, except as otherwise provided in the company's Certificate of Incorporation, or as required by applicable law. Holders of Non-Voting Common Stock are entitled to vote as a separate class on any amendment to the Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock, and vote together with the holders of the Voting Common Stock, as a single class, with respect to any proposal to increase or decrease the number of authorized shares of Voting Common Stock or Non-Voting Common Stock, and on certain other specified matters. Holders of Non-Voting Common Stock are entitled to one vote per share for matters on which such holders are entitled to vote. The Voting Common Stock and Non-Voting Common Stock are otherwise identical in all respects.

     Regulated Stockholders are entitled to convert shares of Voting Common Stock into shares of Non-Voting Common Stock. The term "Regulated Stockholder" means (a) the stockholder ("the SBIC Stockholder") that purchased shares of Voting Common Stock pursuant to a Voting Common Stock and Convertible Note Purchase Agreement dated July 8, 1994 (the "Purchase Agreement"), between such stockholder and the company, (b) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y"), and that holds shares of Voting Common Stock or Non-Voting Common Stock originally issued pursuant to the Purchase Agreement or upon conversion of the Convertible Note issued thereunder, or shares issued upon conversion(s) of such shares, so long as such stockholder shall hold any such shares of Voting Common Stock or Non-Voting Common Stock or shares issued upon conversions(s) of such shares, (c) any Affiliate (as defined below) of any such Regulated Stockholder specified in clause (a) of (b) above that is a transferee of any shares of Voting Common Stock or Non-Voting Common Stock of the Corporation, so long as such Affiliate shall hold any such shares of Voting Common Stock or Non-Voting Common Stock or shares issued upon conversion(s) of such shares and (d) any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person") (i) to which any such Regulated Stockholder specified in clause (a) or (b) above or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any shares transferred by such Regulated Stockholder or Affiliate or any shares issued upon conversion(s) of such shares, and (ii) which transferee is, or any Affiliate of which is, subject to the provisions of Regulation Y. The term "Affiliate" means with respect to any Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person; whether through the ownership of voting securities or by contract or otherwise.


     Subject to the following conditions, all stockholders are entitled to convert shares of Non-Voting Common Stock into shares of Voting Common Stock. No holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Voting Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Voting Common Stock or other securities of any kind issued by the company than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates. The company shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Voting Common Stock unless such conversion is permitted under applicable law; provided however, that the company shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the company be liable to any such holder or any third party arising from such conversion whether or not permitted by applicable law. At any time at which any shares of Voting Common Stock or Non-Voting Common Stock are held by a Regulated Stockholder which is subject to the provisions of Regulation Y, the company will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Voting Common Stock or Non-Voting Common Stock if such action would increase above 4.9% the percentage of any class of voting securities of the company, or increase above 24.9% the percentage of outstanding Voting Common Stock or Non-Voting Common Stock, owned, held or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under the Certificate of Incorporation.


     Upon conversion of shares of the Voting Common Stock or Non-Voting Common Stock, the shares of Voting Common Stock or Non-Voting Common Stock so converted will not be eligible for reissuance except for reissuance in connection with the conversion of shares of Voting Common Stock held by Regulated Stockholders into shares of Non-Voting Stock or the conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock. Subject to certain conditions, the company may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Voting Common Stock or take any other action affecting the voting rights of such shares, if such action would increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder.

     The holders of Voting Common Stock and Non-Voting Common Stock are entitled to receive ratably such dividends, if any, as are declared by the company's Board of Directors out of funds legally available for that purpose, subject to the rights of holders of Preferred Stock. In the event of the company's liquidation, dissolution or winding up, the holders of Voting Common Stock and Non-Voting Common Stock would be entitled to share ratably in all assets of the company available for distribution to holders of the Voting

Common Stock and Non-Voting Common Stock, subject to the preferential rights of holders, if any, of shares of Preferred Stock. See "Description of Capital Stock--Preferred Stock" below.


     The company's Certificate of Incorporation provides that if the company in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of the Voting Common Stock or the Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionately subdivided or combined, as the case may be. For purposes of the foregoing, if a dividend of shares of Voting Common Stock were paid on the outstanding shares of Voting Common Stock, a corresponding dividend of shares of Non-Voting Common Stock would be required to be paid on the shares of Non-Voting Common Stock.

     Amphion Ventures, the holder of 1,688 shares of Series J Preferred Stock, has agreed not to convert any shares of Non-Voting Common Stock it may acquire upon conversion of shares of the Series J Preferred Stock to Voting Common Stock unless it receives the prior written consent of the company.

PREFERRED STOCK

    The Certificate of Incorporation authorizes the company's Board of Directors to issue shares of Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. The Board of Directors may determine, without any vote or action by the holders of either Voting Common Stock or Non-Voting Common Stock, among other things, the payment and rates of dividends, if any, whether dividends are to be cumulative or noncumulative, whether the Preferred Stock is to be subject to redemption and, if so, the manner of redemption and the redemption price, the preference of any series of Preferred Stock over any other series of Preferred Stock or Voting Common Stock or Non-Voting Common Stock on liquidation, dissolution, distribution of assets or winding up of the company, any sinking fund or other retirement provisions for the Preferred Stock and any conversion or exchange rights or other privilege of the holders to acquire shares of any other series of Preferred Stock or Voting Common Stock or Non-Voting Common Stock. The Board of Directors may also determine the number of shares in each series of Preferred Stock, the voting rights of each such series (subject to any requirements of applicable law) and any stated value applicable to the shares of any series of Preferred Stock.

     SERIES A PREFERRED STOCK. The Board of Directors has designated a maximum of 75,000 shares of the Preferred Stock as Series A Preferred Stock, $26.00 stated value per share. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into one share of Voting Common Stock, subject to anti-dilution adjustments. All shares of Series A Preferred Stock are entitled to vote on matters brought before the company's stockholders as if such shares of Series A Preferred Stock had been converted into shares of Voting Common Stock, in addition to any class voting rights provided by law.

     Subject to the prior preferences and other rights of any class or series of the company's capital stock ranking prior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the company, the company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate of 10% per annum. Dividends are payable in cash or in additional shares of Series A Preferred Stock, but after July 1, 1996, only the holders of the Series A Preferred Stock, rather than the company, may make such election. Any dividends paid in kind on the Series A Preferred Stock are to be valued on the basis of the stated value of the Series A Preferred Stock.

     Upon dissolution, liquidation or winding up of the company, holders of the Series A Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series A Preferred Stock, to receive from the assets of the company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the company. The Series A Preferred Stock ranks senior to the Voting Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series B Preferred Stock, the Series C Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock.

     The Series A Preferred Stock is subject to optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series A Preferred Stock so redeemed and all accrued unpaid dividends thereon. The company's optional right of redemption is subject to each Series A Preferred stockholder's right to convert such Series A Preferred Stock into Voting Common Stock within the 10 business days immediately following the company's notice of such redemption.

     SERIES B PREFERRED STOCK. The Board of Directors has designated a maximum of 75,000 shares of the Preferred Stock as Series B Preferred Stock, $26.00 stated value per share. Each share of Series B Preferred Stock is convertible at any time, at the option of the holder, into one share of Voting Common Stock, subject to anti-dilution adjustments. All shares of Series B Preferred Stock are entitled to vote on matters brought before the company's stockholders as if such shares of Series B Preferred Stock had been converted into shares of Voting Common Stock, in addition to any class voting rights provided by law.

     Subject to the prior preferences and other rights of any class or series of the company's capital stock ranking prior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the company, the company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate of 10% per annum. Dividends are payable in cash or in additional shares of Series B Preferred Stock, but after July 1, 1996, only holders of Series B Preferred Stock, rather than the company, may make such election. Any dividends paid in kind on the Series B Preferred Stock are to be valued on the basis of the stated value of the Series B Preferred Stock.

     Upon dissolution, liquidation or winding up of the company, holders of the Series B Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series B Preferred Stock, to receive from the assets of the company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the company. The Series B Preferred Stock ranks senior to the Voting Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series C Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock.

     The Series B Preferred Stock is subject to optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series B Preferred Stock so redeemed and all accrued dividends thereon. The company's optional right of redemption is subject to each Series B Preferred stockholder's right to convert such Series B Preferred Stock into Voting Common Stock within the 10 business days immediately following the company's notice of such redemption.

     SERIES C PREFERRED STOCK. The Board of Directors has designated a maximum of 75,000 shares of the Preferred Stock as Series C Preferred Stock, $30.20 stated value per share. Each share of Series C Preferred

Stock is convertible at any time, at the option of the holder, into one share of Voting Common Stock, subject to anti-dilution adjustments. All shares of Series C Preferred Stock are entitled to vote on matters brought before the company's stockholders as if such shares of Series C Preferred Stock had been converted into shares of Voting Common Stock, in addition to any class voting rights provided by law.

     Subject to the prior preferences and other rights of any class or series of the company's capital stock ranking prior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the company, the company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate of 10% per annum commencing January 1, 1996. Dividends are payable in cash or in additional shares of Series C Preferred Stock, but after October 1, 1996, only holders of Series C Preferred Stock, rather than the company, may make such election. Any dividends paid in kind on the Series C Preferred Stock are to be valued on the basis of the stated value of the Series C Preferred Stock.

     Upon dissolution, liquidation or winding up of the company, holders of the Series C Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series C Preferred Stock, to receive from the assets of the company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the company. The Series C Preferred Stock ranks senior to the Voting Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock.

     The Series C Preferred Stock is subject to optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series C Preferred Stock so redeemed and all accrued dividends thereon. The company's optional right of redemption is subject to each Series C Preferred stockholder's right to convert such Series C Preferred Stock into Voting Common Stock within the 10 business days immediately following the company's notice of such redemption.

     SERIES I PREFERRED STOCK. The Board of Directors has designated 2,500 shares of the Preferred Stock as Series I Preferred Stock, par value $.01 per share. Each share of Series I Preferred Stock has a stated value of $10,000 (the "Original Series I Issue Price") and is convertible into Voting Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series I Issue Price divided by the conversion price of the Series I Preferred Stock, as in effect from time to time. Such conversion price shall initially be $4.00 per share of Voting Common Stock, subject to anti-dilution adjustments (the "Series I Conversion Price"). Holders of shares of Series I Preferred Stock are entitled to vote on all matters brought before the company's stockholders as if such shares of Series I Preferred Stock had been converted into shares of Voting Common Stock, in addition to any class voting rights provided by law.

     Subject to the prior preferences and other rights of any class or series of the company's capital stock ranking prior to the Series I Preferred Stock, and in preference to the holders of shares of capital stock ranking junior to the Series I Preferred Stock as to dividends, the holders of Series I Preferred Stock are entitled to receive dividends on each share of Series I Preferred Stock held of record at the annual rate of 8% of the Original Series I Issue Price, payable semi-annually, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 360-day year, whether or not earned or declared, from the date of original issue of such shares) and shall be payable in arrears, when, as and if declared by the Board, in cash or additional shares of Series I Preferred Stock, or any combination thereof, as determined from time to time by the company in its sole discretion. If at any time that any shares of Series I Preferred Stock are outstanding, the closing bid price per share of the Voting Common Stock on The Nasdaq SmallCap Market (or, if the Voting Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) remains above $20.00 per share for 20 consecutive trading days, then, commencing on such 20th trading day, the cumulative dividend will not be payable; provided, however, that if the closing bid price per share of the Voting Common Stock remains below $20.00 for 20 consecutive trading days, then the dividend will resume as of such 20th day.

     Upon dissolution, liquidation or winding up of the company, holders of the Series I Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series I Preferred Stock, to receive from the assets of the company available for distribution to stockholders an amount in cash, per share, equal to the Original Series I Issue Price, plus any and all accrued unpaid dividends attributable to such share at the time of such dissolution, liquidation or winding up of the company. The Series I Preferred Stock ranks senior to the Voting Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series J Preferred Stock.

     The Series I Preferred Stock is subject to optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the Original Series I Issue Price plus any accrued unpaid dividends thereon. The company's optional right of redemption is subject to each Series I Preferred Stock holder's right to convert such Series I Preferred Stock into Voting Common Stock within 10 business days after the company's notice of redemption.

     If at any time that any shares of Series I Preferred Stock are outstanding, the closing bid price per share of the Voting Common Stock on Nasdaq (or, if the Voting Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) remains at $10.00 per share or more for 90 consecutive trading days, then each share of Series I Preferred Stock shall automatically be converted into that number of shares of Voting Common Stock which is equal to the Original Series I Issue Price, plus all accrued, but unpaid dividends thereon, divided by the then applicable Series I Conversion Price.

     Also, if at any time prior to December 31, 1999, the company completes a financing of at least $1,000,000 in new equity (a "Qualified Equity Financing"), the holders of Series I Preferred Stock have the non-assignable right (the "Series I Reset Right"), but not the obligation, to exchange all or a portion of their Series I Preferred Stock for shares of a new series of Preferred Stock with substantially the same terms and conditions offered to such purchases of the new equity, so long as no such exchange will result in an increase in the Series I Conversion Price above $4.00 per share. If the company does not complete a Qualified Equity Financing by December 31, 1999, the Series I Conversion Price shall automatically be reset to not less than the greater of
(a) $1.00 or (b) one-half of the average closing bid price per share of the company's Voting Common Stock on Nasdaq (or if the Voting Common Stock is not then included on Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) during the last twenty trading days of 1999.

     SERIES J PREFERRED STOCK. The Board of Directors has designated 2,500 shares of the Preferred Stock as Series J Preferred Stock, par value $.01 per share. Each share of Series J Preferred Stock has a stated value of $10,000 (the "Original Series J Issue Price") and is convertible into Non-Voting Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series J Issue Price divided by the Conversion Price of the Series J Preferred Stock, as in effect from time to time. Such Conversion Price shall initially be $10.00 per share of Voting Common Stock, subject to anti-dilution adjustments (the "Series J Conversion Price"). Holders of shares of Series J Preferred Stock are not entitled to vote on any matters brought before the company's stockholders.

     Subject to the prior preferences and other rights of any class or series of the company's capital stock ranking prior to the Series J Preferred Stock, and in preference to the holders of shares of capital stock ranking junior to the Series J Preferred Stock as to dividends, the holders of Series J Preferred Stock are entitled to receive dividends on each share of Series J Preferred Stock held of record at the annual rate of 8% of the Original Series J Issue Price, payable semi-annually, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 360-day year, whether or not earned or declared, from the date of original issue of such shares) and shall be payable in arrears, when, as and if declared by the Board, in cash or additional shares of Series J Preferred Stock, or any combination thereof, as determined from time to time by the company in its sole discretion. If at any time that any shares of Series J Preferred Stock are outstanding, the closing bid price per share of the Voting Common Stock on Nasdaq (or, if the Voting Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) remains above $20.00 per share for 20 consecutive trading days, then, commencing on such 20th trading day, the cumulative dividend will not be payable; provided, however, that if the closing bid price per share of the Voting Common Stock remains below $20.00 for 20 consecutive trading days, then the dividend will resume as of such 20th day.

     Upon dissolution, liquidation or winding up of the company, holders of the Series J Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series J Preferred Stock, to receive from the assets of the company available for distribution to stockholders an amount in cash, per share, equal to the Original Series J Issue Price, plus any and all accrued unpaid dividends attributable to such share at the time of such dissolution, liquidation or winding up of the company. The Series J Preferred Stock ranks senior to the Voting Common Stock and Non-Voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series I Preferred Stock.

     The Series J Preferred Stock is subject to optional redemption at any time by the company, in whole or in part, at a redemption price per share equal to the Original Series J Issue Price plus any accrued unpaid dividends thereon. The company's optional right of redemption is subject to each Series J Preferred Stock holder's right to convert such Series J Preferred Stock into Non-Voting Common Stock within 10 business days after the company's notice of redemption.

     If at any time that any shares of Series J Preferred Stock are outstanding, the closing bid price per share of the Voting Common Stock on Nasdaq (or, if the Voting Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) remains at $10.00 per share or more for 90 consecutive trading days, then each share of Series J Preferred Stock shall automatically be converted into that number of shares of Voting Common Stock which is equal to the Original Series J Issue Price, plus all accrued, but unpaid dividends thereon, divided by the then applicable Series J Conversion Price.

     Also, if at any time prior to December 31, 1999, the company completes a financing of at least $1,000,000 in new equity (a "Qualified Equity Financing"), the holders of Series J Preferred Stock have the non-assignable right (the "Series J Reset Right"), but not the obligation, to exchange all or a portion of their Series J Preferred Stock for shares of a new series of Preferred Stock with substantially the same terms and conditions offered to such purchases of the new equity, so long as no such exchange will result in an increase in the Series J Conversion Price above $4.00 per share. If the company does not complete a Qualified Equity Financing by December 31, 1999, the Series J Conversion Price shall automatically be reset to not less than the greater of (a) $1.00 or (b) one-half of the average closing bid price per share of the company's Voting Common Stock on Nasdaq (or if the Voting Common Stock is not then included on Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Voting Common Stock is then listed) during the last twenty trading days of 1999.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                       PROPOSAL 1. Election of Directors


     Six persons currently serve on the Board and are expected to continue to serve until the annual meeting. Unless contrary instructions are set forth in the proxy, it is intended that the persons named in the proxy will vote all shares of stock represented by the proxy for the election as directors of Messrs. Richard C.E. Morgan, Harry S. Budow, Richard M. Clarke, Paul J. Coleman, Jr., C. Seth Cunningham and Gregory W. Haskell, all of whom are presently members of the Board of Directors of the company. See "Management of the Company." The six directors elected at the annual meeting will each serve for a term expiring on the date of the annual meeting in 2000. Directors of the company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the company may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. Election of directors will be by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares of stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named herein. The Certificate of Incorporation of the company, as amended to date, does not permit cumulative voting.


REQUIRED AFFIRMATIVE VOTE

     A plurality of the votes of the holders of the outstanding shares of Voting Common Stock and Voting Preferred Stock of the company, voting together as a single class, represented at a meeting at which a quorum is present may elect directors. For information regarding the nominees for directors of the company see "Management of the Company."

     THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

         PROPOSAL 2.  Ratification of Selection of Independent Auditor

     The Board of Directors has approved and recommends the appointment of KPMG LLP, certified public accountants to serve as independent auditor for the company for the fiscal year ending December 31, 1999. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

     Members of KPMG LLP are expected to attend the annual meeting and, if present, be available to answer appropriate questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the annual meeting if they desire to do so.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of a majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, which are represented and entitled to vote at the annual meeting is required to ratify KPMG LLP as independent auditor for the company.

     THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

                          PROPOSAL 3. Approval of the Authorized Shares Proposal

     The Authorized Share Proposal provides for the amendment of the Certificate of Incorporation of the company to (a) increase the number of authorized shares of the company's Voting Common Stock from 6,250,000 to 12,000,000 and (b) eliminate a potential ambiguity in the Certificate of Incorporation which suggests that the Board of Directors of the company is not authorized to issue any new class of stock, including preferred stock, as authorized in the company's Certificate of Incorporation. The following table shows the changes in the numbers of shares of Voting Common Stock authorized; issued and outstanding; authorized but unissued; reserved; authorized but neither issued nor reserved; and the change in the number of authorized but unissued shares (and authorized but unissued and unreserved shares) as a percentage of authorized shares, as a result of the Authorized Shares Proposal:

                                                                         PRIOR TO GIVING EFFECT   AFTER GIVING EFFECT
                                                                           TO THE AUTHORIZED       TO THE AUTHORIZED
VOTING COMMON STOCK                                                          SHARE PROPOSAL          SHARE PROPOSAL
-------------------                                                      ----------------------   -------------------
Total Authorized.......................................................         6,250,000             12,000,000
Issued and Outstanding(1)..............................................         3,179,368              3,179,368
Authorized but Unissued................................................         3,070,632              8,820,632
Percent Authorized but Unissued........................................              49.1%                  73.5%
Reserved(2)............................................................         3,805,608              3,805,608
Authorized but Unissued and Unreserved(2)..............................          (734,976)             5,015,024
Percentage Authorized but Unissued and Unreserved(2)...................                 0%                  42.5%

---------------------
(1) Based on shares outstanding at March 31, 1999.

(2) Prior to giving effect to the Authorized Share Proposal, the company does not have a sufficient number of authorized but unissued shares of Voting Common Stock to reserve the full number of such shares required to be issued upon the conversion, exercise or exchange of all outstanding securities of the company that by their terms are convertible into, or exercisable or exchangeable for shares of Voting Common Stock. Accordingly, the company has agreed with certain holders of such securities that (a) the company will use its best efforts to increase the number of authorized, but unissued shares to permit such reservation in full and (b) such holders will waive their rights to require such reservation, to the extent of such deficiency until the second business day after approval of the Authorized Share Proposal.

     Subject to stockholder approval, the Authorized Shares Proposal will be effected by the filing of an amendment to the Certificate of Incorporation of the company, substantially in the form of Appendix B. The change in the number of authorized shares of Voting Common Stock as provided in the Authorized Shares Proposal will be effective immediately upon the filing of such amendment to the Certificate of Incorporation with the office of the Delaware Secretary of State.

REASONS FOR THE AUTHORIZED SHARES PROPOSAL

     The purpose of the Authorized Shares Proposal is to increase the number of authorized shares of Voting Common Stock so that there will be sufficient available shares for issuance upon the conversion, exercise or exchange of outstanding convertible securities. Authorized shares of Voting Common Stock in excess of the number of shares of Voting Common Stock issued and outstanding, reserved for issuance upon the conversion, exercise or exchange of outstanding convertible securities or otherwise reserved for issuance may be used for any corporate purposes that may in the future from time to time be identified by the Board of Directors, such as financing transactions, possible future acquisitions, employee benefits, and other corporate purposes. The Board of Directors believes that the availability of such additional shares gives the company the flexibility necessary to take advantage of opportunities that may arise, without the delay and expense of a stockholders' meeting.

     The company currently intends to seek additional financing through the possible public or private sale of its securities. The availability of authorized but unissued shares of Voting Common Stock would permit the company to issue Voting Common Stock or convertible securities in connection with any such financing, if the Board of Directors determines that such issuance is in the best interests of the company and its stockholders. The company has not determined how many of its authorized but unissued shares it intends to issue for any of the above purposes, if any, or when, if ever, it intends to issue such shares. The Board of Directors does not intend to solicit stockholder authorization for the issuance of any additional shares of Voting Common Stock unless required by applicable law or the requirements of Nasdaq.

     The following table shows the number of shares of Voting Common authorized, issued and outstanding, reserved for issuance, and available for future purposes, after giving effect to the Authorized Shares Proposal:

                                                                                         NUMBER OF SHARES ASSUMING
                                                                                                APPROVAL OF
                                                                                             AUTHORIZED SHARES
VOTING COMMON STOCK                                                                               PROPOSAL
-------------------                                                                      --------------------------
Authorized .......................................................                             12,000,000
Issued and Outstanding (1) .......................................                              3,179,368
Reserved for Issuance Upon Conversion of
Outstanding Convertible Preferred Stock(2) .......................                              2,203,436
Reserved for Issuance Upon the Exercise of
Outstanding Common Stock Warrants and
Convertible Notes(3) .............................................                                771,431
Reserved for Issuance Pursuant to Outstanding
Stock Options(4) .................................................                                830,741
Available for Other Corporate Purposes ...........................                              5,015,024

---------------------

(1) Based on the number of shares of Voting Common Stock issued and outstanding on March 31, 1999.

(2) Based on Single Vote Preferred Stock and Series I Preferred Stock outstanding on March 31, 1999.

(3) Includes shares issuable upon the conversion of any outstanding convertible notes and the exercise of all outstanding warrants as of March 31, 1999, whether or not then exercisable and whether or not the exercise price thereof is greater or less than the current market price per share of Voting Common Stock.

(4) Includes shares issuable upon exercise of all outstanding options as of March 31, 1999, whether or not then exercisable and whether or not the exercise price thereof is greater or less than the current market price of the Voting Common Stock.

CERTAIN POSSIBLE EFFECTS ON AUTHORIZED BUT UNISSUED SHARES

     The company's existing stockholders do not have any preemptive rights under the Certificate of Incorporation of the company or otherwise to purchase any shares of Voting Common Stock that may from time to time be issued by the company. It is possible that shares of Voting Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding. The Authorized Shares Proposal would increase the number of shares of Voting Common Stock authorized following effectiveness of the Authorized Shares Proposal.

     The ability of the Board of Directors to issue additional shares of Voting Common Stock without further stockholder approval could have the effect of discouraging any possible unsolicited efforts to acquire control of the company. However, the Authorized Shares Proposal is not intended as an anti-takeover device, and no specific anti-takeover measures are currently being contemplated by the Board of Directors. Management is not aware of any third party that may currently intend to accumulate the company's Voting Common Stock or to obtain control of the company.

CLARIFICATION OF AMBIGUITY

     The company's stockholders approved an amendment to the company's Certificate of Incorporation in July 1995, which authorized the company's Board of Directors to authorize and issue one or more series of Preferred Stock (the "Preferred Stock Amendment"). The Certificate of Incorporation, however, could be read to be inconsistent with the terms of the Preferred Stock Amendment. Accordingly, the company desires to remove any potential ambiguity in its Certificate of Incorporation suggesting that the company's Board of Directors does not have the authority to issue any new class of stock, including Preferred Stock, notwithstanding the adoption of the Preferred Stock Amendment in July 1995. Any such potential ambiguity will be clarified by the filing of the amendment to the Certificate of Incorporation, substantially in the Form of Appendix B.


     The company is dependent upon the equity investments in Preferred Stock by third parties, including its principal stockholders, to fund the company's operations and to remain in compliance under the new Nasdaq Listing Requirements. The Preferred Stock Amendment was designed to provide the Board of Directors with the necessary flexibility to authorize and issue Preferred Stock without the delay and expense of having to hold a stockholder's meeting. Accordingly, the sole purpose of the amendment is to remove any ambiguity that may affect the Preferred Stock Amendment.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of a majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class; and the Voting Common Stock and Non-Voting Common Stock, voting together as a single class, is required to adopt the Authorized Shares Proposal.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AUTHORIZED SHARES PROPOSAL.

        PROPOSAL 4. Authorization to issue more than twenty percent of the outstanding Voting Common Stock at a per share price potentially less than the greater of the per share book or market value of the Voting Common Stock on the date of issuance to holders of (a) Series I Preferred Stock upon the conversion of the Series I Preferred Stock and (b) Series J Preferred Stock upon the conversion of the Non-Voting Common Stock.

     There are currently issued and outstanding 623 shares of Series I Preferred Stock. Antiope Partners and Amphion Ventures currently hold 530 of the 623 shares of Series I Preferred Stock outstanding. These shares were issued to Antiope Partners and Amphion Ventures in connection with the equity commitments and subscriptions for preferred stock by those entities. See "Transactions with Management and Related Parties -- Equity Investments by Major Stockholders." The company was dependent on these equity commitments during 1998 to fund its operations and maintain its Nasdaq listing under the New Nasdaq Listing Requirements (as defined below). If Antiope Partners and Amphion Ventures were to elect to convert all 530 shares of Series I Preferred Stock to Voting Common Stock, the result would be the issuance of 1,325,000 shares of Voting Common Stock. Although the conversion price of the Series I Preferred Stock is currently $4.00 per share and the closing bid price per share of the Voting Common Stock on Nasdaq was $2.50 on April 15, 1999, the New Nasdaq Listing Requirements require the company to receive the consent of its stockholders to issue more than twenty percent of its Voting Common Stock at a per share price less than the current market price. Although the current market price ($2.50) is less than the current conversion price ($4.00), there can be no assurance that when and if the Series I Preferred Stock is converted to Voting Common Stock, the conversion price will exceed the market price of the Voting Common Stock on the date converted. Accordingly, because the Series I Preferred Stock may be converted into more than twenty percent of the outstanding Voting Common Stock at a time when the per share market value of the Voting Common Stock could potentially exceed the conversion price, the company is seeking stockholder approval to issue that amount of Voting Common Stock pursuant to the New Nasdaq Listing Requirements. Both Antiope Partners and Amphion Ventures have agreed not to convert their shares of Series I Preferred Stock to Voting Common Stock until such time as the company's stockholders have approved this proposal.

     There are currently issued and outstanding 1,688 shares of Series J Preferred Stock. Antiope Partners and Amphion Ventures currently hold all 1,688 shares of Series J Preferred Stock outstanding. These shares were issued to Antiope Partners and Amphion Ventures in connection with the equity commitments and subscriptions for preferred stock by those entities. See "Transactions with Management and Related Parties -- Equity Investments by Major Stockholders." The company was dependent on these equity commitments during 1998 to fund its operations and maintain its Nasdaq listing under the New Nasdaq Listing Requirements. If Antiope Partners and Amphion Ventures were to elect to (a) convert all 1,688 shares of Series J Preferred Stock to Non-Voting Common Stock and (b) convert all shares of Non-Voting Common Stock to Voting Common Stock, the result would be the issuance of 3,970,000 shares of Voting Common Stock. Although the current market price of the company's common stock on Nasdaq ($2.50) is less than the current conversion price of the Series J Preferred Stock ($4.00), there can be no assurance that when and if the Non-Voting Common Stock issuable upon the conversion of the Series J Preferred stock is converted to Voting Common Stock, the conversion price will exceed the market price of the Voting Common Stock on the date converted. Accordingly, because the Non-Voting Common Stock may be converted into more than twenty percent of the outstanding Voting Common Stock following the conversion of the Series J Preferred Stock at a time when the per share market value of the Voting Common Stock could potentially exceed the conversion price, the company is seeking stockholder approval to issue that amount of Voting Common Stock pursuant to the requirements of the New Nasdaq Listing Requirements. Both Antiope Partners and Amphion Ventures have agreed not to convert their shares of Series J Preferred Stock to Non-Voting Common Stock until such time as the company's stockholders have approved this proposal. Further, both Antiope Partners and Amphion Ventures have agreed not to convert any shares of Non-Voting Common Stock into Voting Common Stock without having received the prior written consent of the company.

SERIES I PREFERRED STOCK

     The Board of Directors has designated 2,500 shares of its Preferred Stock as Series I Preferred Stock, par value $0.01 per share. Each share of Series I Preferred Stock has a stated value of $10,000 (the "Original Series I Issue Price") and is convertible into Voting Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series I Issue Price divided by the conversion price of the Series I Preferred Stock, as in effect from time to time. Such conversion price is currently $4.00 per share of Voting Common Stock, subject to anti-dilution adjustments. Holders of shares of Series I Preferred Stock are entitled to vote on all matters brought before the company's stockholders as if such shares of Series I Preferred Stock had been converted into shares of Voting Common Stock, in addition to any class voting rights provided by law. See "Description of Capital Stock -- Preferred Stock."

SERIES J PREFERRED STOCK

     The Board of Directors has designated 2,500 shares of its Preferred Stock as Series J Preferred Stock, par value $0.01 per share. Each share of Series J Preferred Stock has a stated value of $10,000 (the "Original Series J Issue Price") and is convertible into Non-Voting Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series J Issue Price divided by the conversion price of the Series J Preferred Stock, as in effect from time to time. Such conversion price is currently $4.00 per share of Non-Voting Common Stock, subject to anti-dilution adjustments. Holders of shares of Series J Preferred Stock are not entitled to vote on any matter brought before the company's stockholders. See "Description of Capital Stock -- Preferred Stock."

NEW NASDAQ LISTING REQUIREMENTS

     On August 23, 1997, the SEC approved new listing requirements for continued listing on the Nasdaq SmallCap Market. These new listing requirements became effective on February 23, 1998. In particular, the new listing requirements require that a company currently included on Nasdaq meet each of the following standards to maintain its continued listing: (i) either (A) net tangible assets (defined as total assets, minus goodwill, minus total liabilities) of $2 million, (B) total market capitalization of $35 million, or
(C) net income (in the last fiscal year or in two of the last three fiscal years) of $500,000; and (ii) public float of at least 500,000 shares, with a market value of at least $1 million; and (iii) minimum bid price of $1; and
(iv) at least two market makers; (v) at least 300 round lot beneficial stockholders; and (vi) compliance with certain corporate governance requirements (the "New Nasdaq Listing Requirements"). The company is currently in compliance with the New Nasdaq Listing Requirements. Although management believes the company will be able to preserve the listing of the Voting Common Stock on the Nasdaq SmallCap Market, there can be no assurance that the company will be able to do so.

     One of the new corporate governance requirements of the New Nasdaq Listing Requirements provides that shareholder approval is required of a plan or arrangement to issue common stock (or securities convertible into or exercisable common stock) equal to twenty percent or more of the common stock, or twenty percent or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the common stock.

     If the holders of the Series I Preferred Stock already issued elect to convert all of their shares of the Series I Preferred Stock into Voting Common Stock, such holders would receive approximately 33% of the outstanding Voting Common Stock and voting power, and approximately 15% of the fully-diluted equity of the company as of April 15, 1999. Although the Conversion Price of the Series I Preferred stock is currently $4.00 per share and the closing bid price per share of the Voting Common Stock on Nasdaq as of April 15, 1999, was $2.50 per share, there can be no assurance that when and if the Series I Preferred stock is converted to Voting Common Stock, the Conversion Price will exceed the market price of the Voting Common Stock on the date of conversion. Because the Series I Preferred Stock may be converted into more than twenty percent of the outstanding Voting Common Stock at a time when the market value per share of Voting Common Stock exceeds the Conversion Price, the company must receive stockholder approval in accordance with the New Nasdaq Listing Requirements in order to issue Voting Common Stock upon the conversion of Series I Preferred Stock.

         If the holders of the Series J Preferred Stock already issued elect to convert (a) all of their shares of the Series J Preferred Stock into Non-Voting Common Stock, and (b) all Non-Voting Common Stock into Voting Common Stock such holders would be eligible to receive approximately 57% of the outstanding Voting Common Stock and voting power, and approximately 40% of the fully-diluted equity of the company as of April 15, 1999. The holders of Series J Preferred Stock have, however, agreed not to convert any Non-Voting Common Stock issued upon conversion of Series J Preferred Stock to Voting Common Stock without having first received the prior written consent of the company. Although the Conversion Price of the Series J Preferred stock is currently $4.00 per share and the closing bid price per share of the Voting Common Stock on Nasdaq as of April 15, 1999, was $2.50 per share, there can be no assurance that when and if the Non-Voting Common Stock issuable upon the conversion of the Series J Preferred Stock is converted to Voting Common Stock, the Conversion Price will exceed the market price of the Voting Common Stock on the date of conversion. Because the Non-Voting Common Stock issuable upon the conversion of Series J Preferred Stock may be converted into more than twenty percent of the outstanding Voting Common Stock at a time when the market value per share of Voting Common Stock exceeds the Conversion Price, the company is required under the New Nasdaq Listing Requirements to seek and obtain stockholder approval to issue the Voting Common Stock upon the conversion of the Non-Voting Common Stock.


         The failure to adhere to the New Nasdaq Listing Requirements could result in the Voting Common Stock being delisted from the Nasdaq SmallCap Market. If the Voting Common Stock were delisted from the Nasdaq SmallCap Market, trading, if any, would likely be conducted in the over-the-counter market on the National Association of Securities Dealers' OTC Bulletin Board and/or on the pink sheets of the National Quotation Bureau. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Voting Common Stock. In addition, the Voting Common Stock would be subject to rules promulgated under the Exchange Act applicable to penny stocks. The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price (as determined pursuant to regulations adopted by the SEC) or exercise price of less than $5.00 per share, subject to certain exceptions. By virtue of being listed on the Nasdaq SmallCap Market, the Voting Common Stock will be exempt from the Definition of "penny stock." If, however, the Voting Common Stock is removed from the Nasdaq SmallCap Market, the company's securities may become subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Consequently, the penny stock rules may affect the ability of broker-dealers to sell the Voting Common Stock and may affect the ability of purchasers of Voting Common Stock to sell such securities in the secondary market.

REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of a majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the issuance of shares of Voting Common Stock to holders of Series I Preferred Stock and Series J Preferred Stock under the circumstances described in this proposal.


         THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDER VOTE FOR THE ISSUANCE OF MORE THAN TWENTY PERCENT OF THE OUTSTANDING VOTING COMMON STOCK AT A PER SHARE PRICE POTENTIALLY LESS THAN THE PER SHARE MARKET PRICE OF THE VOTING COMMON STOCK ON THE DATE OF ISSUANCE TO HOLDERS OF (A) SERIES I PREFERRED STOCK UPON CONVERSION OF THE SERIES I PREFERRED STOCK AND (B) SERIES J PREFERRED STOCK UPON THE CONVERSION OF THE NON-VOTING COMMON STOCK.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the company's 2000 annual meeting, and otherwise eligible, must be received by the company no later than January 8, 2000, to be included in the company's proxy material and form of proxy relating to that meeting. The mailing address of the company for submission of any such proposal is given on the first page of this Proxy Statement.

                                    GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act"), directors, certain officers and beneficial owners of ten percent or more of the company's Voting Common Stock are required from time to time to file with the SEC reports on Forms 3, 4 or 5, relating principally to transactions in company securities by such persons. Based solely upon a review of Forms 3, 4 and 5 submitted to the company during and with respect to 1998, and written representations received by the company from certain reporting persons that no Forms 5 were required from such persons, the company believes that all of the directors and executive officers of the company have timely filed their respective Forms 3, 4 or 5 required by Section 16(a) of the Securities Exchange Act during 1998, except for Amphion Ventures, the holder of more than ten percent (10%) of the company's Voting Common Stock. Amphion Ventures did not timely file a Form 5 for its subscription of preferred stock and the conversion of indebtedness to preferred stock during the fourth quarter of 1998.

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. See "Record Date and Voting Stock" above.

OTHER BUSINESS

     Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the annual meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the annual meeting by others and any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 of the Securities Exchange Act.

ANNUAL REPORT

     A copy of the company's 1999 Annual Report to Stockholders, including the Form 10-KSB for the year ended December 31, 1998, which contains audited financial statements, accompanies this Proxy Statement. Upon written request to Investor Relations, AXCESS Inc., 3208 Commander Drive, Dallas, Texas 75006, the company will provide, without charge, copies of its annual report to the SEC on Form 10-KSB.

DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated herein by reference:

     1. Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                     By Order of the Board of Directors,


                                     /s/ Danny G. Hair


                                     Danny G. Hair, Secretary

May 7, 1999

                                                                     APPENDIX A

                                   [FORM OF]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AXCESS INC.

    AXCESS Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that Article FOURTH, paragraphs (a) and (c)(C)(4) of the Certificate of Incorporation are hereby amended to read in their entirety as follows:

     "FOURTH: (a) The total number of shares of capital stock that the Corporation shall have authority to issue is 21,250,000, consisting of 12,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), 2,250,000 shares of Non-Voting Common Stock, par value $0.01 per share ("Non-Voting Common Stock" and together with the Common Stock, "Common Shares") and 7,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

(c)(C)(4) In addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of both classes of Common Shares, voting together as a single class, shall be required for any increase, reduction or other change in the authorized number of shares of any class of Common Shares. The affirmative vote or written consent specified in the preceding sentence shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by law, by the Bylaws of the Corporation or otherwise."

     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Harry S. Budow, its Chief Executive Officer, and attested by Danny G. Hair, its Secretary, this ___ day of June, 1999.


                                      AXCESS INC.



                                      By:
                                         ---------------------------------------
                                         Harry S. Budow, Chief Executive Officer
ATTEST:



-------------------------------------
Danny G. Hair, Secretary

                                                                     APPENDIX B

PROXY
                                  AXCESS INC.

   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Richard C.E. Morgan and Harry
S. Budow, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the 1999 Annual Meeting of Stockholders of AXCESS Inc. to be held on the 9th day of June, 1999 (pursuant to the Notice of Annual Meeting dated May 1999, and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of AXCESS Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.


When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


1.   ELECTION OF DIRECTORS                             NOMINEES:   Richard C.E. Morgan, Harry S. Budow,
FOR all nominees            WITHHOLD                               Richard M. Clarke, Paul J. Coleman, Jr.,
listed to the right         AUTHORITY                              C. Seth Cunningham and Gregory W. Haskell.
(except as marked           to vote for all
to the contrary)            nominees listed            (INSTRUCTION: To withhold authority to vote for any individual
                            to the right.              nominee, write such individual's name in the space provided below).

     [ ]                         [ ]                    -------------------------------------------------------------------

2.   RATIFICATION OF KPMG LLP AS
     INDEPENDENT AUDITOR OF THE COMPANY.               4.   AUTHORIZATION TO ISSUE MORE THAN TWENTY PERCENT OF THE
                                                            COMPANY'S VOTING COMMON STOCK AT A PER SHARE PRICE
                                                            POTENTIALLY LESS THAN THE GREATER OF THE PER SHARE BOOK
                                                            OR MARKET VALUE OF THE VOTING COMMON STOCK ON THE DATE
                                                            OF ISSUANCE TO HOLDERS OF (A) SERIES I
     FOR   AGAINST   ABSTAIN                                PREFERRED STOCK UPON THE CONVERSION OF VOTING COMMON STOCK AND
     [ ]     [ ]       [ ]                                  (B) SERIES J PREFERRED STOCK UPON THE CONVERSION OF
                                                            NON-VOTING COMMON STOCK.
3.   APPROVAL OF THE AMENDMENT TO THE CERTIFICATE
     OF INCORPORATION TO INCREASE THE NUMBER OF                     FOR      AGAINST      ABSTAIN
     AUTHORIZED SHARES OF VOTING COMMON STOCK TO
     12,000,000 AND ELIMINATE A POTENTIAL                           [ ]        [ ]          [ ]
     AMBIGUITY IN ARTICLE FOURTH OF THE CERTIFICATE
     OF INCORPORATION.
                                                       5    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     FOR    AGAINST   ABSTAIN                               SUCH OTHER BUSINESS AS PROPERLY COME BEFORE THE MEETING.
     [ ]      [ ]       [ ]
                                                                    FOR      AGAINST      ABSTAIN
                                                                    [ ]        [ ]          [ ]

                                                             Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                             Dated:____________________________________, 1999

                                                             -----------------------------------------------------
                                                                               (Signature)

                                                             -----------------------------------------------------
                                                                      (Signature if held jointly)